EXHIBIT 11.3


                     SHAREHOLDER ELECTION/CONSENT FORM

The undersigned shareholder of Walker Wingsail America Inc. acknowledges receipt of a certain Agreement of Takeover by and between Walker Wingsail America Inc. and Walker Wingsail Systems plc, dated 10th July 1997, and the accompanying Directors' Consents authorising said Agreement in the event that sufficient consents are received.

In accordance with the Agreement of Takeover and applicable law, the undersigned elects the following (choose one):

[  ]  I, the undersigned, hereby Consent to the takeover of Walker Wingsail
      America Inc (a Delaware corporation) by Walker Wingsail Systems plc (incorporated in England). I agree to receive two Ordinary Shares of Walker Wingsail Systems plc in exchange for every share of the common stock of Walker Wingsail America Inc. held by me, and the certificate(s) in respect of my WWAI shareholding is(are) enclosed.

[  ]  I, the undersigned, do not Consent to the above described Takeover.

PLEASE RETURN THIS ELECTION/CONSENT FORM DULY COMPLETED AND DATED TO THE ABOVE ADDRESS WITH, IF YOU CONSENT, YOUR WWAI SHARE CERTIFICATE. IT IS STRONGLY RECOMMENDED THAT YOU USE A RECORDED DELIVERY MAIL SERVICE.

DATED: ______________, 1997

                                       SHAREHOLDER:

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                                       Signature

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                                       Type or Print Name

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                                       Address
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